                                    BY-LAWS
                                      OF
                        TLG LABORATORIES HOLDING CORP.
                           (A Delaware Corporation)

                                   ARTICLE I

                                 Stockholders
                                 ------------

          Section 1.  Place of Meetings.  Meetings of stockholders shall be held
                      -----------------
at such place, either withind or without the State of Delaware, as shall be designated in the notice of meeting.

          Section 2.  Annual Meetings.  Annual meetings of stockholders shall be
                      ---------------
held on such date during the month of April or at such other time and at such place as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

          Section 3.  Special Meetings.  Special meetings of the stockholders
                      ----------------
may be called by the Board of Directors, by any two directors or by the holders of ten percent (10%) of the outstanding Common Stock of the Corporation.

          Section 4.  Notice of Meetings.  Written notice of each meeting of the
                      ------------------
stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors or other persons calling the meeting to each stockholder entitled to vote at the meeting at least ten (10), but not more than sixty (60), days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

          Section 5.  Quorum; Adjournments of Meetings.  The holders of a
                      --------------------------------
majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

          Section 6.  Voting.  At any meeting of the stockholders every
                      ------
registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required or provided by the Stockholders' Agreement dated as of ______, 1996 by and among Green Equity Investors II, L.P., Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling and the Corporation (the
"Stockholders' Agreement"), statute, the Certificate of Incorporation or these By-Laws, all elections of directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, a quorum being present.

          Section 7.  Inspectors of Election.  The Board of Directors, or, if
                      ----------------------
the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

          Section 8.  Chairman of Meetings.  The Chairman of the Board shall
                      --------------------
preside as chairman of a meeting of the stockholders. In the absence of the Chairman of the Board, a majority of the members of the Board of Directors present in person at such meeting may appoint any other person to act as chairman of the meeting.

          Section 9.  Secretary of Meetings.  The Secretary of the Corporation
                      ---------------------
shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

          Section 10. Stockholders' Action Without Meetings.  Any action in
                      -------------------------------------
connection with any increase or decrease in the number of the members of the Board of Directors of the Corporation (including, without limitation, the election, appointment or removal of any director) that is required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the provisions of
Section 228 of the

General Corporation Law of the State of Delaware. Except as contemplated in the immediately foregoing sentence, all other actions that are required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote only if a unanimous consent or consents in writing shall be signed by the holders of outstanding stock entitled to vote thereon and shall be delivered to the Corporation in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

                                   ARTICLE II

                               Board of Directors
                               ------------------

          Section 1.  Number of Directors.  The Board of Directors shall
                      -------------------
initially consist of one (1) member; provided, however, that prior to such time as the Corporation has received payment for any of its stock, such number may from time to time be increased or decreased by the Board of Directors, but in no event shall the number of directors be more than eight (8). Subsequent to such time as the Corporation has received payment for any of its stock, the Board of Directors shall consist of eight (8) members; provided, however, that such number may from time to time be increased or decreased by the stockholders, but in no event shall the number of directors be less than eight (8) or more than eleven (11).

          Section 2.  Vacancies.  Prior to such time as the Corporation has
                      ---------
received payment for any of its stock, whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by the Board of Directors. Subsequent to such time as the Corporation has received payment for any of its stock, whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled only by the stockholders and not by the directors.

          Section 3.  First Meeting.  The first meeting of each newly elected
                      -------------
Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as the Board of Directors shall determine, for the election or appointment of a Chairman of the Board of Directors and officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

          Section 4.  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

          Section 5.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by order of the Chairman of the Board or any two directors by delivering notice of the time and place of each special meeting to the remaining directors. Notice deposited in the United States mail shall be received by the directors at least three (3) days before the meeting and notice delivered by telephone, telegraph or personal delivery shall be received by the directors at least forty-eight (48) hours before the meeting. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

          Section 6.  Place of Conference Call Meeting.  Any meeting at which
                      --------------------------------
one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

          Section 7.  Organization.  Every meeting of the Board of Directors
                      ------------
shall be presided over by the Chairman of the Board. In the absence of the Chairman of the Board, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

          Section 8.  Quorum; Vote.  Six (6) directors shall constitute a quorum
                      ------------
for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by the Stockholders' Agreement, statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

          Section 9.  Removal of Directors.  Subject to the terms of the
                      --------------------
Stockholders' Agreement, any one or more of the directors shall be subject to removal with or without cause at any time by the stockholders.

          Section 10.  Directors' Action Without Meetings.  Any action required
                       -----------------------------------
or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

          Section 11.  Attendance of Advisors.  Any director shall be entitled
                       -----------------------
to have one or more legal and/or financial advisors attend and be present at any meeting of the Board of Directors, provided that (i) such director shall have delivered a notice to the other directors at least twelve (12) hours prior to the time of such meeting, specifying the name and affiliation of any such advisor and (ii) such advisor shall have executed a confidentiality agreement in form and substance acceptable to the Board of Directors.

          Section 12.  Committees.  The Board of Directors shall not designate
                       ----------
any committee of the Board of Directors.


                                  ARTICLE III

                                    Officers
                                    --------


          Section 1.  General.  The Board of Directors shall elect the officers
                      -------
of the Corporation, which shall include a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer and such other or additional officers (including, without limitation, one or more Vice-Presidents, Assistant Vice-

Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

          Section 2.  Term of Office; Removal and Vacancy.  Each officer shall
                      -----------------------------------
hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

          Section 3.  Powers and Duties.  Each of the officers of the
                      -----------------
Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

          Section 4.  Power to Vote Stock.  No person shall have the power or
                      -------------------
authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, or to exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, except to the extent such powers are conferred upon any person by the Board of Directors.



                                  ARTICLE IV

                                 Capital Stock
                                 -------------

          Section 1.  Certificates of Stock.  Certificates for stock of the
                      ---------------------
Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

          Section 2.  Transfer of Stock.  Shares of capital stock of the
                      -----------------
Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

          Section 3.  Ownership of Stock.  The Corporation shall be entitled to
                      ------------------
treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          Section 1.  Corporate Seal.  The seal of the Corporation shall be
                      --------------
circular in form and shall contain the name of the Corporation and the year and State of incorporation.

          Section 2.  Fiscal Year.  The Board of Directors shall have power to
                      -----------
fix, and from time to time to change, the fiscal year of the Corporation.


                                   ARTICLE VI

                                   Amendment
                                   ---------

          Subject to the terms of the Stockholders' Agreement, the stockholders shall have the power to make, alter or repeal the By-Laws of the Corporation. The Board of Directors shall not have such power.

                                  ARTICLE VII

                                Indemnification
                                ---------------

          Except to the extent expressly prohibited by the Delaware General Corporation Law and except to the extent prohibited in Article 11.7 of the Stock Purchase and Sale Agreement dated as of March 5, 1996 among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, the Corporation, Natur-Pharma Inc. and Green Equity Investors II, L.P. (the "Purchase Agreement"), with respect to the Stockholder Indemnitors (as such term is defined in the Purchase Agreement), the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

          The Corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.

          Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

          Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth (60th) day following notice to such Indemnified Person of such action, and no elimination of or amendment to this by-law shall thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such sixtieth (60th) day.

          The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this by-law. The indemnification of any Indemnified Person provided by this by-law shall be deemed to be a contract between the Corporation and each Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives. If the Corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article VII and an Indemnified Person commences an action or proceeding to recover such payment, the Corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

          The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Indemnified Person pursuant to this by-law, it being expressly recognized hereby that all directors or officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Persons who are not directors or officers of the Corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors.

          In case any provision in this Article VII, shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article VII.

          For purposes of this Article VII, the Corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable fines. For purposes of this Article VII, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.